UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 18, 2009

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Alveolus, Inc.

On February 18, 2009, Merit Medical Systems, Inc., a Utah corporation (“Merit”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Alveolus, Inc., a North Carolina corporation (“Alveolus”), pursuant to which, among other things, Merit agreed to purchase certain assets from Alveolus for approximately $19 million.  The assets to be acquired relate to Alveolus’ non-vascular interventional stent business for esophageal, tracheobronchial and biliary stenting procedures.  The Purchase Agreement contains customary representations and warranties by the parties, as well as covenants and conditions which are customary for transactions of this nature.  Each party has agreed to indemnify the other from damages suffered due to breaches of representations, warranties or covenants made in the Purchase Agreement, subject to customary minimum and maximum amounts.

Pursuant to the Purchase Agreement, Merit has agreed to pay approximately $16 million to Alveolus at the closing of the proposed transaction.  Merit has agreed to place an additional amount of $3 million in escrow at closing, which would become payable in portions to Alveolus over the two years following closing, subject to certain adjustments for working capital and to the satisfaction of Alveolus’ indemnification obligations under the Purchase Agreement.  The transaction is expected to close by March 12, 2009, after which either party may terminate the Purchase Agreement.

The closing is subject to customary closing conditions, including, among others, that Alveolus’ shareholders have approved the transaction, that the representations and warranties of the parties remain true at the time of closing, that each of the parties has performed its obligations under the Purchase Agreement, that any required consents and approvals under the Purchase Agreement have been obtained, the absence of any law or litigation matter that prohibits or materially restrains the consummation of the transaction, and the absence of any material adverse effect with respect to Alveolus.  At closing, the parties intend to enter into various other agreements, including an agreement addressing services to be provided by existing Alveolus employees during a transition period following closing.

Alveolus has agreed to operate its business in the ordinary course and in a manner consistent in all material respects with its past practice until the closing of the transaction occurs, including an agreement that it will comply with the terms of its material agreements and not incur any debt or sell any assets outside of the ordinary course of business.  Alveolus has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Alveolus and has undertaken restrictions on its ability to respond to such proposals. The Purchase Agreement also includes customary termination provisions for both Merit and Alveolus and provides that, in connection with the termination of the Purchase Agreement under specified circumstances, Alveolus may be required to pay to Merit a termination fee, and reimburse costs and expenses of Merit, up to an aggregate of $1,000,000.

The foregoing paragraphs provide a brief summary of the provisions of the Purchase Agreement, in order to provide a basic understanding of the Purchase Agreement and the proposed transaction.  The foregoing summary is not complete and is qualified in its entirety by the copy of the Purchase Agreement which Merit intends to file as an exhibit to a subsequent filing to be made by Merit under the Securities Exchange Act of 1934, as amended.  The foregoing summary, and the copy of the Purchase Agreement to be subsequently provided, provide information regarding the terms of the Purchase Agreement, and are not intended to provide investors with factual information about the current state of affairs of Merit, Alveolus or the assets proposed to be acquired.  The Purchase Agreement contains representations and warranties and other statements that are solely for the benefit of the parties to that agreement and are designed to allocate business and other risks among the parties.  Additionally, such representations and warranties and other statements (i) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which Merit believes are not required by the securities laws to be publicly disclosed, and (ii) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors.  Moreover, information concerning the subject matter of the representations and warranties and other statements made in the Purchase Agreement itself, or the above summary thereof, will likely change after the execution date of the Purchase Agreement, and subsequent information may or may not be fully reflected in Merit’s public disclosures.  Investors should not, therefore, rely upon representations and warranties and other statements in the Purchase Agreement or the above summary as factual characterizations of the actual state of affairs of Merit, Alveolus or the assets proposed to be acquired.  Investors should instead look to disclosures contained in Merit’s reports under the Securities Exchange Act of 1934, as amended.

Asset Purchase and Supply Agreement with Hydromer, Inc. and Biosearch Medical Products, Inc.

On February 19, 2009, Merit entered into an Asset Purchase and Supply Agreement (the “Biosearch Purchase Agreement”) with Hydromer, Inc. and Biosearch Medical Products, Inc. (“Biosearch”), a wholly-owned subsidiary of Hydromer, Inc., pursuant to which Merit has agreed to acquire assets relating to certain products of Biosearch.  Pursuant to the Biosearch Purchase Agreement, Merit has agreed to pay $1,600,000 to Biosearch for such assets.  The Biosearch Purchase Agreement contains customary representations and warranties by the parties, as well as covenants and conditions which are customary for transactions of this nature.  Each party has agreed to indemnify the other from damages suffered due to breaches of representations, warranties or covenants made in the Biosearch Purchase Agreement, subject to customary minimum and maximum amounts.  Merit expects to close the Biosearch asset acquisition within the next 30 days.

Item 7.01 Regulation FD Disclosure

On February 19, 2009, Merit issued a press release, entitled “Merit Medical Announces Agreement to Acquire Assets of Alveolus, Inc.; Merit also signs agreement to acquire products of Biosearch Medical Products, Inc.” relating to the Alveolus and Biosearch transactions described above, a copy of which is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by this reference.

On February 19, 2009, Merit also issued a press release entitled “Merit Medical Announces 2009 Sales and Earnings Guidance Including Anticipated Effects of Alveolus and Biosearch Transactions,” relating to earnings guidance for future periods, a copy of which is filed as Exhibit 99.2 to this Current Report, and incorporated herein by this reference.

Safe Harbor for Forward-Looking Statements

Statements contained in this release which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2007.  Such risks and uncertainties include risks relating to the closing of the proposed Alveolus and Biosearch transactions, including the possibility that conditions to closing those transactions may not be satisfied or that either or both of those transactions may not be completed; unanticipated consequences of Merit’s proposed acquisition of the Alveolus and Biosearch assets; challenges associated with Merit’s efforts to pursue new market opportunities, including opportunities in the gastroenterology and pulmonary markets; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; downturn of the national economy and its affect on Merit’s revenues, collections and supplier relations; termination of supplier relationships, or failure of suppliers to perform; inability to successfully manage growth through acquisitions; delays in obtaining regulatory approvals, or the failure to maintain such approvals; concentration of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s products obsolete; market acceptance of new products; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; and fluctuations in and obsolescence of inventory; volatility of the market price of Merit’s common stock; foreign currency fluctuations; changes in key personnel; work stoppage or transportation risks; modification or limitation of governmental or private insurance reimbursement; changes in health care markets related to health care reform initiatives; and other factors referred to in Merit’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission.  All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will differ, and may differ materially, from anticipated results.  Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Title of Document	Location

99.1

Press Release, dated February 19, 2009, entitled “Merit Medical Announces Agreement to Acquire Assets of Alveolus, Inc.; Merit also signs agreement to acquire products of Biosearch Medical Products, Inc.”

Attached

99.2	Press Release, dated February 19, 2009, entitled “Merit Medical Announces 2009 Sales and Earnings Guidance Including Anticipated Effects of Alveolus and Biosearch Transactions.”	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: February 20, 2009	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary
and Treasurer